UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 25, 2012

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year
On October 25, 2012, the HomeStreet, Inc. (the “Company”) filed an amendment to its Articles of Incorporation establishing a two-for-one stock split, effective at 11:59 p.m. Pacific Time on November 5, 2012 with the issuance of additional shares to be made to shareholders of record as of that time on November 7, 2012.

Item 8.01	Other Events
On October 25, 2012, HomeStreet, Inc. (the “Company”) issued a press release announcing the approval of a two-for-one split of the Company's common stock, to be effective as of 11:59 p.m. on November 5, 2012. The total number of shares of common stock outstanding will increase from approximately 7.17 million to approximately14.35 million and the total authorized stock will increase from 80,000,000 shares to 160,000,000 shares, and issuance of additional shares to shareholders of record as of the effective time will be made on November 7, 2012. The full text of the articles of amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and the full text of the Company's press release is included as Exhibit 99.1 and both are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit 3.1    Amendment to Second Amended and Restated Articles of Incorporation of HomeStreet, Inc
Exhibit 99.1    Press Release issued by HomeStreet, Inc. dated October 25, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary